Green Meadow Products Corporate Update

Boulder City, Nevada February 1, 2017 -- Green Meadow Products Inc. (OTCBB:GRMD) today issued the following company updates.

Green meadow announced today that it has retained the services of Collective Media Design to update its website. The new website is being updated in preparation for the rollout of its new dog treat product line and will feature more updated information about the company’s current and future products as well as an interactive blog.

Other Corporate Updates

The Company continues to investigate potential viable acquisitions that may fit within the Company’s goal of the production and marketing of products that are environmentally friendly.

The company recently changed its corporate phone number to 702-682-8350 and will update that information on its subsequent filings with the SEC. The Company’s address remains the same.

About Green Meadow Products

Green Meadow Products, Inc. focuses on the production of natural products that are good for the environment and mankind. Currently most of its products are focused in the pet industry.

Contact

info@greenmeadowproducts.com

702-682-8350

Disclaimer

Forward-Looking Statements are included within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements and involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Green Meadow Products Inc. (GRMD) is under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.